Exhibit 21

COMPANY NAME	DOMICILE
Antrim Midstream, LLC	USA, Delaware
Distribution Holdco, LLC	USA, Delaware
EPC Investments, Inc.	USA, Delaware
EQT Capital Corporation	USA, Delaware
EQT Energy, LLC	USA, Delaware
EQT Foundation, Inc.	USA, Pennsylvania
EQT Gathering Equity, LLC	USA, Delaware
EQT Gathering Nora, LLC	USA, Delaware
EQT Gathering, Inc.	USA, Pennsylvania
EQT Gathering, LLC	USA, Delaware
EQT Insurance Company, Ltd.	Cayman Islands
EQT International Holdings Corporation	USA, Delaware
EQT Investments Holdings, LLC	USA, Delaware
EQT IP Ventures, LLC	USA, Delaware
EQT Midstream Investments, LLC	USA, Delaware
EQT Midstream Partners, LP	USA, Delaware
EQT Midstream Services, LLC	USA, Delaware
EQT Production Company	USA, Pennsylvania
EQT Production Nora, LLC	USA, Delaware
Equitable Gas Company, LLC	USA, Pennsylvania
Equitable Homeworks, LLC	USA, Pennsylvania
Equitrans Construction, LLC	USA, Delaware
Equitrans Investments, LLC	USA, Delaware
Equitrans Services, LLC	USA, Delaware
Equitrans, LP	USA, Pennsylvania
ERI Holdings	Cayman Islands
ET Blue Grass Clearing, LLC	USA, Pennsylvania
ET Blue Grass, LLC	USA, Delaware
Nora Gathering, LLC	USA, Delaware
PEP Finance Company	Cayman Islands
Petroelectrica de Panama LDC	Cayman Islands
Sunrise Pipeline, LLC	USA, Delaware
Utilities Investments, Inc.	USA, Delaware